Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Oasis Petroleum Inc. (Predecessor) of our report dated March 8, 2021 relating to the consolidated financial statements, which appears in Oasis Petroleum Inc.'s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
January 14, 2022

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